AGREEMENT TO PURCHASE SAMPLE BATTERIES

     THIS AGREEMENT TO PURCHASE SAMPLE BATTERIES is made and entered into as of the 9th day of April, 1997, by and between the Purchasing Department of MITSUBISHI ELECTRONICS AMERICA, INC., a Delaware corporation located at One Penn Plaza, 250 West 34th Street, Suite 4303, New York, NY 10119 and ULTRALIFE BATTERIES, INC., a New York corporation located at 1350 Route 88 South, Newark, NY 14513 ("Ultralife").

                                   WITNESSETH:

     WHEREAS, Ultralife is in the process of developing for manufacture and sale solid polymer lithium ion rechargeable batteries; and

     WHEREAS, MELA wishes to acquire from Ultralife advanced technology rechargeable batteries for slim notebook application No UBB114 (each, a "Battery"), consisting of three cells No. UBC114 (each, a "Cell"), which comply with specifications provided to Ultralife by parent (the "Specifications"); and

     WHEREAS, Ultralife wishes to produce for MELA and MELA wishes to obtain from Ultralife, the Batteries and the Samples (as defined) upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereby agree as follows:

1. SALE AND PURCHASE OF CELLS

     (a) Ultralife shall manufacture and deliver to MELA 1800 evaluation units of the Cells for testing and evaluation (the "Samples"). Ultralife shall deliver 150 Samples on or before April 15, 1997 (collectively, "Batch I"), 150 Samples on or before May 30, 1997 (collectively, "Batch II") and 1500 Samples on or before July 30, 1997 (collectively, "Batch III") to 1-1, Tsukaguchi-Honmachi 8-Chome, Amagasaki City Hyogo 661, Japan ("Delivery Point"). Notwithstanding the foregoing, Ultralife acknowledges and agrees that Batch III will be installed into slim notebooks and sold to end-users. For purposes of this section, delivery shall be deemed to occur upon delivery of the Samples to the common carrier at the shipment point.

     (b) The terms and conditions of this Agreement shall apply to all Samples delivered under this Agreement. No other terms or conditions shall apply, even if Ultralife submits any document containing different terms and conditions. Any such terms and conditions proposed or stated by Ultralife are hereby expressly rejected by MELA.

2. SHIPMENT; DELIVERY

(a) All shipments pursuant to this Agreement shall be F.O.B. shipment point. Ultralife shall comply with all shipping restrictions specified on an Order or otherwise specified by MELA.

(*Confidential information has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to the application for confidential treatment.)

Ultralife shall use its best efforts to provide the Samples in accordance with the delivery date(s) specified in this Agreement.


     (b) Title and risk of loss to the Samples shall pass to MELA upon delivery of the Samples by Ultralife to the common carrier. In the event of any loss of Samples following delivery to the carrier, Ultralife shall, upon request, cooperate with MELA in connection with the proof of loss claims presented by MELA to the carrier and/or insurer. Notwithstanding the foregoing, Ultralife shall be responsible for all damage to goods due to failure to pack or, when performed by Ultralife, to load properly and securely.

     (c) No additional charge shall be made to MELA for containers, packing or drayage unless expressly agreed to by MELA Goods shipped by freight or express classifications shall be packed, marked and described as specified by MELA and, consistent with such specifications, the agreed upon quantity of goods to be shipped and delivery date(s), shall be shipped in such a manner as to obtain the lowest possible rate under the freight or express classification.

3. PRICES AND PAYMENT

     (a) Batch I and Batch II are being provided to MELA for evaluation purposes only. There shall be no charge for Batch I or Batch II. Upon completion of its evaluation and testing, MELA shall return all of the Samples included in Batch I and Batch II to Ultralife at MELA's expense, within six months after MELA's receipt thereof unless otherwise agreed by the parties.

     (b) The aggregate price for the Samples included in Batch III shall be US $800,000. The price shall be paid in two equal installments, payable on April 16, 1997 and June 30, 1997. Separate invoices shall be issued by Ultralife for each payment. The first invoice shall not be issued prior to April 2, 1997 and the second invoice shall not be issued prior to June 30, 1997.

     (c) Terms of payment are net 30 days from the date of invoice. Payment will not be due prior to receipt of a correct invoice. MELA obligation to make any payments under this Agreement to Ultralife shall be subject to deduction for any setoff or counterclaim arising from this Agreement of any amount due to MELA or any affiliate of MELA.

4. WARRANTIES

     (a) Ultralife warrants that:

          (1) The Samples furnished pursuant to this Agreement shall be free from defects in material, workmanship and/or packaging and shall comply with these terms and conditions contained in this Agreement.

          (2) Batch I and Batch II shall reasonably comply with the Specifications and the performance criteria set forth the Exhibit A.

          (3) Batch III shall strictly conform with the performance criteria set forth in Exhibit B.

(*Confidential information has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to the application for confidential treatment.)

          (4) The Samples shall be free from defects in design.

     These warranties shall remain in effect for Ultralife's normal warranty period or for 12 months following receipt of the Samples, whichever is longer, and shall extend to MELA's affiliates, successors and assigns and to the customers of each thereof.

     (b) In the event of any breach of the foregoing warranties with respect to Batch I and Batch II, MELA shall have the right to return the non-conforming Samples at Ultralife's risk and expense and require Ultralife, at MELA's option, to replace such defective Samples within 15 days after notice of breach by MELA unless otherwise agreed by a duly authorized representative of MELA.

     (c) In the event that Batch III does not meet the performance criteria set forth at Exhibit B, MELA shall notify Ultralife of such non-conformity within one week of delivery of Batch III to the Delivery Point and MELA shall, at its sole option, either accept Batch III with such non-conformity or return Batch III to Ultralife at Ultralife's sole risk and expense and require Ultralife to replace Batch III in its entirety within 30 days from the date of notice of such non-conformity. If Ultralife is not able to remedy such non-conformity within such period, Ultralife shall promptly refund to MELA US$100,000.

     (d) Ultralife further represents and warrants that it has complied with and shall comply with all federal, state and local laws and ordinances and all lawful orders, rules and regulations applicable to Ultralife's performance of its obligations pursuant to this Agreement.

5. TERMINATION

     (a) MELA may terminate this Agreement, in whole or in part, without any liability whatsoever, except for its obligation to pay for goods previously delivered and accepted, by notice to Ultralife if:

          (1) Ultralife shall become insolvent or be unable to pay its debts as they mature.

          (2) A petition in bankruptcy is filed by or against Ultralife, an assignment for the benefit of creditors is made by Ultralife or a receiver of Ultralife's assets is appointed.

          (3) Ultralife fails to perform any of its material obligations pursuant to this Agreement, including failure to deliver the Samples by the required delivery date as provided in this Agreement.

          (4) Ultralife fails to make material progress with respect to its obligations so as to endanger performance of this Agreement in accordance with its terms.

          (5) Ultralife furnishes any goods which fail to comply with all warranties contained in this Agreement.

(*Confidential information has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to the application for confidential treatment.)

     (b) MELA may terminate this Agreement for convenience as to all goods not yet delivered and not scheduled for delivery within 90 days (or such longer period as is agreed in writing by a duly authorized representative of MELA) from the date of cancellation without obligation whatsoever to Ultralife for such termination.

(6) FORCE MAJEURE. MELA reserves the right at its option and without liability either to direct suspension of shipment or to terminate this Agreement, in whole or in part, at any time that MELA's compliance with this Agreement or the utilization by MELA or an affiliate of MELA of the goods covered by this Agreement is prevented or delayed by any cause beyond its reasonable control, including, without limitation, fire, flood, strike or other labor difficulty, war, insurrection, act of God, act of governmental authority, act of the other party, riot, embargo, fuel or energy shortage, delay in obtaining or inability to obtain necessary labor or materials from usual sources or any other cause beyond its reasonable control.

7. CONFIDENTIALITY.

     (a) Ultralife and MELA agree that neither party shall provide to the other information or materials which it deems to be "confidential" or "proprietary" and neither party shall be obligated to treat confidentially any information or materials provided by the other party.

     (b) Unless the other party's prior consent is obtained, the parties shall not advertise, publish or cause to be published in any manner any statement mentioning the other party or any of its affiliates, referring to the existence or subject matter of this Agreement or quote the opinion of any employee of the other party or any of its affiliates.

     (c) Each party further agrees that neither it nor its affiliates shall reverse engineer or disassemble the Samples or any products provided by MELA or its affiliates to determine or analyze the functional composition or structure of the Samples or such products.

     (d) Notwithstanding the foregoing, MELA agrees that all reports containing test data regarding the Samples shall not be disclosed to the joint venture between MELA's indirect parent, Mitsubishi Electric Corporation and Japan Storage Battery, unless such disclosure is required to be made by law. In the event disclosure is required by law, prior notification of such disclosure shall be provided to Ultralife.

8. ARBITRATION.

     (a) Except as hereinafter provided, all disputes arising out of or in any manner relating to this Agreement which the parties do not resolve in good faith within ten days after either party notifies the other of its desire to arbitrate such dispute or controversy shall be settled by arbitration by a single arbitrator in accordance with the then standard prevailing commercial rules, as modified or supplemented by this section, of the American Arbitration Association ("AAA"). The arbitration shall be held in New York, New York. The arbitration award shall be in writing and shall specify the factual and legal bases of such award. The arbitration award shall be final and binding, and a judgment consistent therewith may be entered by any court of competent ju-

(*Confidential information has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to the application for confidential treatment.)

risdiction. The parties agree that the arbitration award shall be treated confidentially, and the parties shall not, except as otherwise required by law or court order, disclose the arbitration award to any third party, excluding personnel in their affiliated companies and their attorneys and accountants with a need to know, provided that such recipients agree to be bound by the same restrictions as are contained in this Agreement. The arbitrator shall not have the power to render an award of punitive damages. To the extent of any conflict, this section shall supersede and control AAA rules.

     (b) Nothing in this section shall be construed to preclude or in any way prohibit either party from seeking any provisional remedy, such as injunction or a temporary restraining order, to enforce Section 7 of this Agreement.

     (c) Except as provided in this section, neither MELA nor Ultralife shall have the right to take depositions or obtain discovery of documents or other information which is relevant to the subject matter of any arbitration which is required under Section 8(a) of this Agreement. After the appointment of the arbitrator, MELA and Ultralife shall agree on (1) a reasonable number of and schedule for depositions which the parties may take and (2) a reasonable scope or schedule for production of documents or other information which is relevant to the subject matter of the arbitration. If MELA and Ultralife cannot reach agreement on the number of depositions, the scope of production of documents or other information and the schedule therefor, the arbitrator shall make such determination(s). All discovery shall be completed no later than 30 days prior to the arbitration hearing. The arbitrator shall have the power to enforce any discovery agreed upon by the parties or otherwise required to be taken pursuant to this section by imposing the same terms, conditions, sanctions and penalties as can be or may be imposed in like circumstances in a civil action before the New York Supreme Court, except the power to order the arrest or imprisonment of a person.

     (d) No later than 30 days prior to the arbitration hearing, each party shall produce to the other party and the arbitrator lists of the witnesses, documents and other information which such party intends to use at the arbitration hearing.

9. GOVERNING LAW AND JURISDICTION.

     (a) This Agreement and the rights and obligations of the parties to and under this Agreement shall be construed and interpreted in all respects in accordance with the laws of the State of New York, without regard to the principles of conflicts of law; provided that the questions regarding the arbitrability of any claims and defenses shall be determined in accordance with the Federal Arbitration Act and that any questions regarding copyright, trademark, patent or intellectual property matters shall be determined in accordance with federal law.

     (b) Except as otherwise provided in Section 8 of this Agreement, any legal action or proceeding arising out of or relating to this Agreement shall be maintained in any courts in New York, New York or in any Untied States Federal Court seated in New York, New York. By execution and delivery of this Agreement, Ultralife irrevocably submits to the jurisdiction of each such federal or state court in any such action or proceeding.

(*Confidential information has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to the application for confidential treatment.)

     10. NO ASSIGNMENT. Neither Ultralife nor MELA shall delegate any duties or assign any rights or duties under this Agreement without the other party's prior consent, and any such attempted delegation or assignment shall be void. Notwithstanding the foregoing, MELA may delegate it duties or assign its rights or duties under this Agreement to its direct or indirect parent, an affiliate or subsidiary. Ultralife shall not subcontract for the procurement of the goods covered by this Agreement without MELA prior approval. Subject to the provisions of this section, this Agreement shall be binding upon and inure to the benefit of the successors in interest and assigns of the parties.

11. NOTICES. Whenever under the terms of or in connection with this Agreement any notice, consent, approval, authorization or other information is proper or required to be given by either party, such notice, consent, approval, authorization or other information shall be in writing and shall be given or made by facsimile, by reputable overnight courier with documentation of receipt to the intended recipient thereof or by registered or certified mail, return receipt requested, and with all postage prepaid, addressed a s follows:

If to MELA to:
                      Mitsubishi Electronics America, Inc.
                      One Penn Plaza, 250 West 34th Street
                      Suite 4303
                      New York, NY  10119
                      Attention: Scott Lancey
                                 Purchasing Manager
                      Facsimile: (212) 629-3811
                      with a copy to:
                      Mitsubishi Electric America, Inc.
                      800 Cottontail Lane
                      Somerset, NJ 08873
                      Attention: Assistant General Counsel
                      Facsimile  (908) 302-2781

If to Ultralife, to:  Ultralife Batteries, Inc.
                      1350 Route 88 South
                      Newark, NY  14513
                      Attention: Bruce Jagid
                                 Chairman & CEO
                      Facsimile: 201-930-1144

(*Confidential information has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to the application for confidential treatment.)

                      with a copy to:

                      Paul Share, Esq.
                      317 Madison Avenue, Suite 1421
                      New York, NY  10017
                      Facsimile: (212) 378-1299

or to such other address for either party as may be supplied by notice given in accordance herewith. Notice shall be deemed received on the date of receipt or the date on which receipt is refused. In the event notice is given by facsimile, a copy of such facsimile shall be sent to the recipient thereof in accordance with the provisions hereof (other than by facsimile) within two days after such facsimile was transmitted.

12. REMEDIES. In addition to any rights or remedies stated herein, the parties may exercise all rights and remedies available to them at law, in equity or under the Uniform Commercial Code of New York. Such rights and remedies shall be cumulative. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES UNDER ANY CIRCUMSTANCES WHOSOEVER.

13. ENTIRE AGREEMENT. This Agreement and the exhibits to this Agreement contains all of the covenants, agreements and understanding between the parties with respect to the subject matter of this Agreement and may not be changed, modified, altered or terminated, except by a written agreement duly executed by the parties. This Agreement and the exhibits to this Agreement supersedes any and all other agreements and understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement, including any prior course of dealing or usage of trade, all prior or contemporaneous oral agreements between the parties and all prior written agreements between the parties with respect to the subject matter of this Agreement.

     14. RELATIONSHIP OF PARTIES. The relationship between MELA and Ultralife is that of independent contractors. This Agreement does not establish a joint venture, agency or partnership between the parties, nor does it create an employer-employee relationship. Unless specifically provided in this Agreement or authorized in writing by an officer or other authorized employee of MELA. Ultralife shall have no authority or power to bind MELA to create a liability against MELA to incur any obligations on behalf of MELA or to represent that MELA is in any way responsible for Ultralife and Ultralife shall not held itself out as having any such authority.

15. NO WAIVER. No waiver of, or the failure of either party to require strict compliance with, any provision of this Agreement in any respect shall be deemed to be a waiver of such party's right to insist upon strict compliance with such provision or with all other provisions of this Agreement. No waiver by either party of any breach or default of this Agreement shall constitute a waiver of any other or subsequent breach or default. No waiver shall be binding unless executed in writing by the party against whom the waiver is sought to be enforced.

16. SEVERABLILITY. If any provision or part of any provision of this Agreement shall be determined to be illegal, invalid or unenforceable in any respect, such determination of illegality,

(*Confidential information has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to the application for confidential treatment.)

invalidity or unenforceability shall not affect any other provision of this Agreement. If part of a provision is deemed illegal, invalid or unenforceable, the balance of that provision shall not be so affected. All surviving provisions shall remain in full force and effect as if this Agreement had been executed without such illegal, invalid or unenforceable provision or part thereof.

17. HEADINGS. All headings are included for convenience only and shall not be considered in any question of interpretation or construction of this Agreement.

18. AUTHORIZATION. Each party represents that the individual executing this Agreement on its behalf is duly authorized to bind such party to this Agreement according to its terms.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day and year first above written.

      MITSUBISHI ELECTRONICS                         ULTRALIFE BATTERIES, INC.
        AMERICA, INC.
By: /s/Scott J. Lancey                         By: /s/Bruce Jagid
   ----------------------------                   -----------------------------
Name:  Scott J. Lancey                         Name:  Bruce Jagid
     --------------------------                     ---------------------------
Title: Purchasing Manager                      Title: CEO and Chairman
      -------------------------                      --------------------------



(*Confidential information has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to the application for confidential treatment.)

                                  Exhibit List

Exhibit A - Batch I and II Performance Criteria

Exhibit B - Batch III Performance Criteria


(*Confidential information has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to the application for confidential treatment.)

                                   Exhibit A

                Batch I and II Performance Criteria of each cell

                                           BATCH I           BATCH II

Dimensions: (TOLERANCE: +0/-0.5mm)
Length                                        *                 *
Width                                         *                 *
Height                                        *                 *

Capacity per cell (at 1C rate)                *                 *
Energy per cell (average voltage: 3.7V)       *                 *
Minimum Cycle Life (at C/3 rate)              *                 *


(*Confidential information has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to the application for confidential treatment.)

                                   Exhibit B

                  Batch III Performance Criteria of each cell

                                      BATCH IIII

Dimensions: (TOLERANCE: +0/-0.5mm)
Length                                    *
Width                                     *
Height                                    *

Capacity per cell (at 1C rate)            *
Energy per cell (average voltage: 3.7V)   *
Minimum Cycle Life (at C/3 rate)          *


(*Confidential information has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to the application for confidential treatment.)

                               [DRAWING OMITTED]


                                                           SIDE SEAL AREA BENDED

SEAL AREA at EACH CORNER SHALL BE HOLDED WITHIN EACH DIMENSIONS

                                   UBC114-01

(*Confidential information has been deleted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to the application for confidential treatment.)